United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report:  February 13, 2019
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2019, Realty Income Corporation (the “Company”) appointed Michael R. Pfeiffer to Chief Administrative Officer. Mr. Pfeiffer will continue to serve as the Company’s Executive Vice President, General Counsel and Secretary.
Mr. Pfeiffer’s total annual target direct compensation is $2.1 million for 2019 (as compared to $1.8 million in 2018), with the largest component consisting of performance shares under the Company’s long-term incentive program with a target value of $819,000.
Information about Mr. Pfeiffer, including a biographical summary, information about positions and offices he has held with the Company and information about his business experience, may be found in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders on Schedule 14A filed on April 2, 2018.
Item 7.01    Regulation of FD Disclosure.
On February 13, 2019, the Company issued a press release announcing the appointment of Mr. Pfeiffer to Chief Administrative Officer. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release issued by the Company on February 13, 2019

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by the Company on February 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2019	REALTY INCOME CORPORATION

	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary